Exhibit 99.1

Investor Contact:                         Media Contact:
Lindsey Opsahl                        Dana Grosser
SEI            SEI
+1 610-676-4052                        +1 610-676-2459
lopsahl@seic.com                        dgrosser@seic.com
Pages:        8

FOR IMMEDIATE RELEASE

SEI Reports Fourth-Quarter 2017 Financial Results

OAKS, Pa., January 31, 2018 -- SEI Investments Company (NASDAQ:SEIC) today announced financial results for the fourth-quarter 2017. Diluted earnings per share were $0.75 in fourth-quarter 2017 compared to $0.55 in fourth-quarter 2016.

Consolidated Overview
(In thousands, except earnings per share)	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
	2017	2016	%	2017	2016	%

Revenues	$408,219	$368,810	11%	$1,526,552	$1,401,545	9%
Net income	122,144	88,611	38%	404,389	333,817	21%
Diluted earnings per share	$0.75	$0.55	36%	$2.49	$2.03	23%
"Our financial results for both the fourth quarter and the full year reflect the growing adoption of our platforms across all of our business segments and the overall strength of our business," said Alfred P. West, Jr., SEI Chairman and CEO. "As we discussed at our Investor Conference in November, we are committed to a strategy of long-term sustainable growth, founded on our core mission, our values and our proven business model. The results for 2017 reflect that commitment.

"The wealth and investment management industries have headwinds to address and tailwinds to capitalize on. We believe our platforms position us well to assist our clients in their success and increase our opportunities for growth. This leads to increased shareholder value for our investors."

Summary of Fourth-Quarter Results by Business Segment

(In thousands)	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
	2017	2016	%	2017	2016	%
Private Banks:
Revenues	$126,955	$113,737	12%	$474,272	$457,886	4%
Expenses	118,410	109,062	9%	455,119	421,188	8%
Operating Profit	8,545	4,675	83%	19,153	36,698	(48)%
Gain on sale of subsidiary	—	—	—	—	2,791	NM
Segment Profit	8,545	4,675	83%	19,153	39,489	NM
Operating Margin (A)	7%	4%		4%	8%

Investment Advisors:
Revenues	98,171	86,857	13%	373,473	330,677	13%
Expenses	54,329	45,565	19%	201,833	180,140	12%
Operating Profit	43,842	41,292	6%	171,640	150,537	14%
Operating Margin	45%	48%		46%	46%

Institutional Investors:
Revenues	86,974	88,791	(2)%	322,457	312,584	3%
Expenses	44,141	44,242	—%	161,640	153,117	6%
Operating Profit	42,833	44,549	(4)%	160,817	159,467	1%
Operating Margin	49%	50%		50%	51%

Investment Managers:
Revenues	94,321	77,862	21%	349,444	294,390	19%
Expenses	60,761	50,296	21%	226,504	191,127	19%
Operating Profit	33,560	27,566	22%	122,940	103,263	19%
Operating Margin	36%	35%		35%	35%

Investments in New Businesses:
Revenues	1,798	1,563	15%	6,906	6,008	15%
Expenses	5,611	5,027	12%	20,678	20,962	(1)%
Operating Loss	(3,813)	(3,464)	NM	(13,772)	(14,954)	NM

Totals:
Revenues	$408,219	$368,810	11%	$1,526,552	$1,401,545	9%
Expenses	283,252	254,192	11%	1,065,774	966,534	10%
Corporate overhead expenses	18,004	16,477	9%	63,834	59,317	8%
Income from operations	$106,963	$98,141	9%	$396,944	$375,694	6%

(A) Percentage determined exclusive of gain on sale of subsidiary.

Fourth-Quarter Business Highlights:

•	Revenue growth in the quarter was primarily driven by higher Asset management, administration, and distribution fees from market appreciation and positive cash flows from new and existing clients.

•
Our average assets under management, excluding LSV, increased $32.2 billion, or 17 percent, to $227.0 billion, as compared to $194.8 billion during the fourth-quarter 2016. Our assets under management do not include advised assets (see attached Average Asset Balances schedules for further details).

•
Our average assets under administration increased $51.3 billion, or 11 percent, to $517.0 billion in the fourth-quarter 2017, as compared to $465.7 billion during the fourth-quarter 2016 (see attached Average Asset Balances schedules for further details).

•
In the fourth-quarter 2017, we recognized performance fees of $3.4 million and corresponding sub-advisory expense of $1.7 million associated with an SEI-sponsored investment product, resulting in a positive net impact of approximately $0.01 diluted earnings per share. In the fourth-quarter 2016, we recognized performance fees of $12.3 million and corresponding sub-advisory expense of $6.1 million for a diluted earnings per share impact of $0.03 from this investment product. These items are reflected in the Institutional Investors segment.

•
Fourth-quarter 2017 sales events, net of client losses, totaled approximately $9.0 million and are expected to generate net annualized recurring revenues of approximately $355 thousand when contract values are fully realized. These numbers include the loss of our only federal government client who advised us they will not be renewing their TRUST 3000® contract which ends later this year. This will result in an approximate $17.8 million annual investment processing revenue loss commencing no sooner than the fourth-quarter 2018. Excluding this client loss, we would have generated $26.8 million of net sales events, of which $18.2 million would have been annualized recurring revenues when the contracts were fully realized. For the year ended 2017, sales events, net of client losses, totaled approximately $77.8 million and are expected to generate net annualized recurring revenues of approximately $49.1 million when contract values are fully realized.

•
Our earnings from LSV increased by $9.3 million, or 27 percent, to $43.3 million in fourth-quarter 2017 as compared to $34.1 million in fourth-quarter 2016. The increase in earnings was due to an increase in assets under management from market appreciation and increased performance fees; however, our earnings were negatively impacted by increased personnel expenses of LSV.

•
We capitalized $12.5 million and $17.2 million of software development costs in fourth-quarter 2017 and 2016, respectively, of which $10.8 million and $12.4 million are related to continued enhancements to the SEI Wealth PlatformSM (the Platform). The remaining amounts of our software development costs capitalized during the fourth quarter of 2017 and 2016 are related to an application for the Investment Managers segment. Our expenses related to maintenance and enhancements not eligible for capitalization have increased. A higher portion of these costs are recognized in personnel and consulting costs. These increased costs primarily impacted the Private Banks and Investment Advisors business segments.

•
The remaining estimated useful life of certain components and functionality of the SEI Wealth Platform was adjusted effective October 1, 2017. As a result, amortization expense related to the Platform decreased to $9.2 million during the fourth-quarter 2017 as compared to $11.7 million during the fourth-quarter 2016.

•
We expect amortization expense related to all of our capitalized software development costs in first-quarter 2018 to be approximately $10.9 million. This amount includes amortization expense related to the application for the Investment Managers segment placed into service in 2018.

•	Our operating expenses, primarily personnel costs, in our Investment Advisors and Investment Managers segments increased. These expenses primarily consist of operational and marketing costs and are mainly related to servicing existing clients and acquiring and implementing new clients.

•
Stock-based compensation expense in fourth-quarter 2017 increased by $12.9 million as compared to fourth-quarter 2016. This incremental expense reflects a change in our estimate of the timing of when stock option vesting targets will be achieved. The Private Banks and Investment Managers segments recognized $3.8 million and $3.0 million, respectively, of this incremental expense. The Investment Advisors and Institutional Investors segments each recognized $2.0 million in incremental expense. We expect stock-based compensation expense during 2018 to be approximately $20.1 million as compared to $36.4 million during 2017.

•
Our effective tax rates were 19.9 percent in fourth-quarter 2017 and 33.4 percent in fourth-quarter 2016. Our rate in fourth-quarter 2017 reflected the estimated impact of the Tax Cuts and Jobs Act which included a $27.1 million tax benefit resulting from the re-measurement of our estimated net deferred tax liability as of December 31, 2017, and $14.7 million of tax expense relating to the estimated tax impact of the deemed repatriation and withholding tax of our previously undistributed foreign earnings, for a net benefit of $12.4 million.

•
Our tax rate in fourth-quarter 2017 was also favorably impacted by the adoption of Accounting Standards Update (ASU) 2016-09 and the expiration of the statute of limitations pertaining to various state tax items.

•
Our fourth-quarter 2017 earnings from SEI Archway in our Investment Managers segment were positively impacted by an adjustment of $3.8 million to the contingent purchase price related to the acquisition.

•	We repurchased 865 thousand shares of our common stock for $59.8 million during the fourth-quarter 2017.

Earnings Conference Call
A conference call to review earnings is scheduled for 4:30 p.m. Eastern time on Jan. 31, 2018. Investors may listen to the call at seic.com, Investors section, Events and Webcasts. Investors may also listen to a replay by telephone at (USA) 800-475-6701; (International) 320-365-3844, access code 443279.

About SEI
Now in its 50th year of business, SEI (NASDAQ:SEIC) is a leading global provider of investment processing, investment management, and investment operations solutions that help corporations, financial institutions, financial advisors, and ultra-high-net-worth families create and manage wealth. As of December 31, 2017, through its subsidiaries and partnerships in which the company has a significant interest, SEI manages, advises or administers $861 billion in hedge, private equity, mutual fund and pooled or separately managed assets, including $337 billion in assets under management and $518 billion in client assets under administration. For more information, visit seic.com.

Many of the statements in this release may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2017	2016	2017	2016

Asset management, admin. and distribution fees	$313,844	$286,534	$1,180,789	$1,072,176
Information processing and software servicing fees	88,240	75,512	321,741	300,346
Transaction–based and trade execution fees	6,135	6,764	24,022	29,023

Total revenues	408,219	368,810	1,526,552	1,401,545

Subadvisory, distribution and other asset mgmt costs	47,813	48,310	179,181	170,961
Software royalties and other information processing costs	8,438	7,379	31,275	30,323
Brokerage commissions	4,682	5,087	17,845	22,152
Compensation, benefits and other personnel	121,818	107,272	458,737	414,622
Stock-based compensation	16,839	3,973	36,366	16,017
Consulting, outsourcing and professional fees	48,366	45,057	186,357	166,769
Data processing and computer related	18,805	16,849	71,909	64,930
Facilities, supplies and other costs	17,588	18,051	72,352	68,245
Amortization	9,943	11,708	48,275	45,392
Depreciation	6,964	6,983	27,311	26,440

Total expenses	301,256	270,669	1,129,608	1,025,851

Income from operations	106,963	98,141	396,944	375,694

Net gain (loss) on investments	233	(208)	1,269	112
Interest and dividend income	2,129	1,174	7,057	4,316
Interest expense	(210)	(115)	(781)	(531)
Equity in earnings of unconsolidated affiliate	43,337	34,061	152,550	126,103
Gain on sale of subsidiary	—	—	—	2,791

Income before income taxes	152,452	133,053	557,039	508,485

Income taxes	30,308	44,442	152,650	174,668

Net income	$122,144	$88,611	$404,389	$333,817

Basic earnings per common share	$0.78	$0.55	$2.56	$2.07

Shares used to calculate basic earnings per share	157,390	159,674	158,177	161,350

Diluted earnings per common share	$0.75	$0.55	$2.49	$2.03

Shares used to calculate diluted earnings per share	163,478	162,567	162,269	164,431

Dividends declared per common share	$0.30	$0.28	$0.58	$0.54

SEI INVESTMENTS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	December 31,
	2017	2016
Assets
Current Assets:
Cash and cash equivalents	$744,247	$695,701
Restricted cash	3,505	3,500
Receivables from investment products	56,666	61,761
Receivables, net of allowance for doubtful accounts of $695 and $523	282,706	227,957
Securities owned	21,526	21,339
Other current assets	31,158	27,575
Total Current Assets	1,139,808	1,037,833

Property and Equipment, net of accumulated depreciation of $309,955 and $285,322	146,428	146,190
Capitalized Software, net of accumulated amortization of $350,045 and $303,540	310,405	295,867
Investments Available for Sale	87,983	84,033
Investments in Affiliated Funds, at fair value	6,034	4,858
Investment in Unconsolidated Affiliate	59,492	50,459
Goodwill	52,990	—
Intangible Assets, net of accumulated amortization of $1,552	28,578	—
Deferred Income Taxes	2,767	2,127
Other Assets, net	18,884	15,456
Total Assets	$1,853,369	$1,636,823

Liabilities and Equity
Current Liabilities:
Accounts payable	$5,268	$5,966
Accrued liabilities	265,058	240,525
Deferred revenue	4,723	2,880
Total Current Liabilities	275,049	249,371

Borrowings Under Revolving Credit Facility	30,000	—
Long-term Taxes Payable	10,629	—
Deferred Income Taxes	48,472	69,693
Other Long-term Liabilities	12,380	14,645
Total Liabilities	376,530	333,709

Shareholders' Equity:
Common stock, $.01 par value, 750,000 shares authorized; 157,069 and 159,031 shares issued and outstanding	1,571	1,590
Capital in excess of par value	1,027,709	955,461
Retained earnings	467,467	384,018
Accumulated other comprehensive loss, net	(19,908)	(37,955)
Total Shareholders' Equity	1,476,839	1,303,114
Total Liabilities and Shareholders' Equity	$1,853,369	$1,636,823

ENDING ASSET BALANCES
(In millions) (Unaudited)

	Dec 31,	Mar. 31,	Jun. 30,	Sept. 30,	Dec 31,
	2016	2017	2017	2017	2017
Private Banks:
Equity and fixed-income programs	$17,926	$19,034	$20,185	$21,196	$22,764
Collective trust fund programs	3	5	4	4	4
Liquidity funds	4,230	3,903	3,589	3,345	3,864
Total assets under management	$22,159	$22,942	$23,778	$24,545	$26,632
Client assets under administration	19,255	20,760	20,951	22,107	22,980
Total assets	$41,414	$43,702	$44,729	$46,652	$49,612

Investment Advisors:
Equity and fixed-income programs	$52,847	$55,311	$57,358	$59,455	$61,908
Collective trust fund programs	5	5	5	5	5
Liquidity funds	2,741	2,645	2,451	2,327	2,414
Total assets under management	$55,593	$57,961	$59,814	$61,787	$64,327

Institutional Investors:
Equity and fixed-income programs (E)	$76,465	$78,954	$81,723	$84,939	$86,727
Collective trust fund programs	93	89	80	82	78
Liquidity funds	2,903	2,759	2,468	3,699	2,937
Total assets under management	$79,461	$81,802	$84,271	$88,720	$89,742
Advised assets	—	3,228	4,255	4,450	4,802
Total assets	$79,461	$85,030	$88,526	$93,170	$94,544

Investment Managers:
Equity and fixed-income programs	$81	$84	$92	$93	$96
Collective trust fund programs	36,991	40,646	42,662	46,087	49,340
Liquidity funds	667	911	999	799	743
Total assets under management	$37,739	$41,641	$43,753	$46,979	$50,179
Client assets under administration (A)	448,708	457,356	476,543	493,538	495,447
Total assets	$486,447	$498,997	$520,296	$540,517	$545,626

Investments in New Businesses:
Equity and fixed-income programs	$884	$931	$997	$1,052	$1,104
Liquidity funds	61	79	46	71	53
Total assets under management	$945	$1,010	$1,043	$1,123	$1,157
Advised assets	—	85	69	54	49
Total assets	$945	$1,095	$1,112	$1,177	$1,206

LSV Asset Management:
Equity and fixed-income programs	$87,248	$90,611	$94,774	$101,893	$105,278

Total:
Equity and fixed-income programs (B)	$235,451	$244,925	$255,129	$268,628	$277,877
Collective trust fund programs	37,092	40,745	42,751	46,178	49,427
Liquidity funds	10,602	10,297	9,553	10,241	10,011
Total assets under management	$283,145	$295,967	$307,433	$325,047	$337,315
Advised assets (C)	—	3,313	4,324	4,504	4,851
Client assets under administration (D)	467,963	478,116	497,494	515,645	518,427
Total assets	$751,108	$777,396	$809,251	$845,196	$860,593

(A)
Client assets under administration in the Investment Managers segment include $43.5 billion of assets that require limited services and therefore are at fee levels below our normal full service assets (as of December 31, 2017).

(B)	Equity and fixed-income programs include $5.7 billion of assets invested in various asset allocation funds at December 31, 2017.

(C)	Assets for which SEI acts as an advisor to the accounts. These assets were excluded in previous periods.

(D)	In addition to the numbers presented, SEI also administers an additional $11.2 billion in Funds of Funds assets (as of
December 31, 2017) on which SEI does not earn an administration fee.

(E)	Ending asset balance for Institutional Investors as of Mar. 31, 2017 were revised from $80.1 billion to $79.0 billion.

AVERAGE ASSET BALANCES
(In millions) (Unaudited)

	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2016	2017	2017	2017	2017
Private Banks:
Equity and fixed-income programs	$17,945	$18,498	$19,610	$20,699	$21,748
Collective trust fund programs	3	4	5	4	4
Liquidity funds	4,030	4,051	3,677	3,555	3,584
Total assets under management	$21,978	$22,553	$23,292	$24,258	$25,336
Client assets under administration	19,010	20,223	21,166	21,441	22,759
Total assets	$40,988	$42,776	$44,458	$45,699	$48,095

Investment Advisors:
Equity and fixed-income programs	$52,267	$54,446	$56,319	$58,406	$60,730
Collective trust fund programs	5	5	5	5	5
Liquidity funds	2,638	2,559	2,390	2,335	2,235
Total assets under management	$54,910	$57,010	$58,714	$60,746	$62,970

Institutional Investors:
Equity and fixed-income programs	$77,040	$77,852	$80,561	$83,696	$85,713
Collective trust fund programs	92	90	85	80	80
Liquidity funds	2,766	2,891	2,861	3,177	3,052
Total assets under management	$79,898	$80,833	$83,507	$86,953	$88,845
Advised assets	—	3,125	3,687	4,376	4,656
Total assets	$79,898	$83,958	$87,194	$91,329	$93,501

Investment Managers:
Equity and fixed-income programs	$79	$75	$84	$92	$99
Collective trust fund programs	36,170	39,081	41,615	44,824	47,772
Liquidity funds	813	860	937	952	843
Total assets under management	$37,062	$40,016	$42,636	$45,868	$48,714
Client assets under administration	446,666	453,766	470,701	486,158	494,201
Total assets	$483,728	$493,782	$513,337	$532,026	$542,915

Investments in New Businesses:
Equity and fixed-income programs	$851	$909	$954	$1,016	$1,079
Liquidity funds	60	63	64	55	54
Total assets under management	$911	$972	$1,018	$1,071	$1,133
Advised assets	—	82	73	73	50
Total assets	$911	$1,054	$1,091	$1,144	$1,183

LSV Asset Management:
Equity and fixed-income programs	$84,676	$90,274	$93,094	$99,279	$104,174

Total:
Equity and fixed-income programs	$232,858	$242,054	$250,622	$263,188	$273,543
Collective trust fund programs	36,270	39,180	41,710	44,913	47,861
Liquidity funds	10,307	10,424	9,929	10,074	9,768
Total assets under management	$279,435	$291,658	$302,261	$318,175	$331,172
Advised assets	—	3,207	3,760	4,449	4,706
Client assets under administration	465,676	473,989	491,867	507,599	516,960
Total assets	$745,111	$768,854	$797,888	$830,223	$852,838